Exhibit 10.26

AMENDMENT NO. 14
TO THE SHAREHOLDERS’ AGREEMENT OF KIRIN-AMGEN, INC.
This AMENDMENT NO. 14 TO THE SHAREHOLDERS’ AGREEMENT OF KIRIN-AMGEN, INC., dated as of March 26, 2014 (this “Amendment Agreement”), is made and entered into by and among Kirin Holdings Company, Limited, a Japanese corporation (“Kirin Holdings”), Kyowa Hakko Kirin Co., Ltd., a Japanese corporation (“KHK”), Amgen Inc., a Delaware corporation (“Amgen”), and Kirin-Amgen, Inc., a Delaware corporation (“Kirin-Amgen”). All capitalized terms used in this Amendment Agreement and not otherwise defined herein shall have the meanings assigned to such terms in the Shareholders’ Agreement (defined below), as amended hereby.
R E C I T A L S
A.Kirin Holdings, KHK, Amgen and Kirin-Amgen are parties to that certain Shareholders’ Agreement of Kirin-Amgen, Inc., dated May 11, 1984 (as amended, the “Shareholders’ Agreement”);

B.The parties hereto have entered into various agreements with each other and third parties with respect to the glycoprotein molecule consisting of the amino acid sequence of granulocyte-colony stimulating factor or “G-CSF,” including Amendment No. 8 to the Shareholders’ Agreement of Kirin-Amgen, Inc. dated as of May 28, 1993 (“Amendment No. 8”);

C.The parties have benefitted from their relationship with respect to G-CSF and desire to adopt this Amendment Agreement to clarify their agreements and understandings with respect to G-CSF and the payment of royalties on the commercial sale of G-CSF products (“G-CSF Products”); and

D.Pursuant to that certain Agreement by and between Sloan-Kettering Institute for Cancer Research (“SKI”) and Amgen dated February 12, 1986, as amended (“SKI Agreement”), Kirin-Amgen is defined as an affiliate of Amgen thereunder.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

1.	ROYALTIES UNDER SKI AGREEMENT

1.01	References to Amended SKI Agreement

Each of Kirin Holdings, KHK, Amgen and Kirin-Amgen hereby agrees that all references to the “Amended SKI Agreement” contained in Amendment No. 8 and herein shall refer to the SKI Agreement as amended as of the date of this Amendment Agreement, including, without limitation, as amended by that certain (i) letter dated September 19, 1986, (ii) Consent and Amendment to SKI License dated as of May 15, 1987, (iii) Consent and Amendment No. 2 dated as of November 13, 1990, (iv) Consent and Amendment No. 3 dated as of December 1, 1993, (v) Amendment Number Four to License Agreement dated as of December 23, 2003, and (vi) Amendment Number Five to License Agreement dated July 16, 2008. Furthermore, any references to (a) royalties payable to SKI or (b) the SKI Agreement (whether using the term SKI Agreement or otherwise) in any other agreement between any of the parties to this Amendment Agreement shall refer to (x) royalties payable under the SKI

Agreement or (y) the SKI Agreement, in either case, as amended as of the date of this Amendment Agreement, including, without limitation, as amended by that certain (i) letter dated September 19, 1986, (ii) Consent and Amendment to SKI License dated as of May 15, 1987, (iii) Consent and Amendment No. 2 dated as of November 13, 1990, (iv) Consent and Amendment No. 3 dated as of December 1, 1993, (v) Amendment Number Four to License Agreement dated as of December 23, 2003, and (vi) Amendment Number Five to License Agreement dated July 16, 2008.

1.02	Royalties for G-CSF Product Sales in Japan

The parties hereto confirm that in accordance with the G-CSF Japanese License Agreement, Kirin-Amgen shall pay to SKI all royalties payable by Amgen to SKI pursuant to the Amended SKI Agreement with respect to sales of G-CSF Products in Japan. It is understood and hereby agreed to by the parties that notwithstanding the provisions of Amendment No. 8 or the G-CSF Japanese License Agreement, KHK shall have no obligation to pay under either of Amendment No. 8 or the G-CSF Japanese License Agreement any royalties to Kirin-Amgen for sales of pegfilgrastim in Japan.

2.	MISCELLANEOUS

2.01	No Further Amendment

Except as expressly set forth in this Amendment Agreement, all the terms and conditions of the Shareholders’ Agreement shall remain unchanged and in full force and effect and shall continue to be binding between or among KHK, Kirin Holdings and either or both of Amgen and Kirin-Amgen, as the case may be.

2.02	Entire Agreement; Amendment

This Amendment Agreement (together with all documents and instruments referenced herein) constitutes the full and complete agreement and understanding between the parties hereto and shall supersede any and all prior written and oral agreements concerning the subject matter contained herein. This Amendment Agreement may not be modified or amended, nor may any provision hereof be waived without a written instrument executed by the parties hereto.

2.03	Waiver

No failure or delay by any party to insist upon the strict performance of any term, condition, covenant or agreement of this Amendment Agreement, or to exercise any right, power or remedy hereunder or thereunder or consequent upon a breach hereof or thereof shall constitute a waiver of any such term, condition, covenant, agreement, right, power or remedy or of any such breach or preclude such party from exercising any such right, power or remedy at any later time or times.

2.04	Headings

Headings in this Amendment Agreement are included herein for the convenience of reference only and shall not constitute a part of this Amendment Agreement for any purpose.

2.05	Governing Law

This Amendment Agreement shall be construed in accordance with the internal laws, and not the law of conflicts, of the State of California applicable to agreements made and to be performed in such state.

2.06	Binding Effect

This Amendment Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

2.07	Counterparts

This Amendment Agreement may be executed in one or more counterparts by the parties hereto. All counterparts shall be construed together and shall constitute one agreement.

2.08	Validity

If for any reason any clause or provision of this Amendment Agreement, or the application of any such clause or provision in a particular context or to a particular situation, circumstance or person, should be held unenforceable, invalid or in violation of law by any court or other tribunal, then the application of such clause or provision in contexts or to situations, circumstances or persons other than that in or to which it is held unenforceable, invalid or in violation of law shall not be affected thereby, and the remaining clauses and provisions hereof shall nevertheless remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have caused this Amendment Agreement to be executed by their duly authorized representatives in the manner legally binding upon them.

KIRIN HOLDINGS COMPANY, LIMITED
By	/s/ Ryosuke Mizouchi
Name: Ryosuke Mizouchi
Title: Senior Executive Officer
Date: March 26, 2014

KYOWA HAKKO KIRIN CO., LTD.
By	/s/ Toshitumi Mikayama
Name: Toshitumi Mikayama
Title: Managing Executive Officer
Date: March 26, 2014

AMGEN INC.
By	/s/ William Erb
Name: William Erb
Title: Vice President Business Development
Date: March 26, 2014

KIRIN-AMGEN, INC.
By	/s/ Niro Sakamoto
Name: Niro Sakamoto
Title: Chairman
Date: March 26, 2014

4